UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2019 (April 24, 2019)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Introductory Note
On April 24, 2019, pursuant to the Agreement and Plan of Merger (the “merger agreement”) by and among USG Corporation, a Delaware corporation (“USG”), Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), and World Cup Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Knauf (“Merger Sub”), Merger Sub merged with and into USG (the “merger”), with USG continuing as the surviving corporation (the “surviving corporation”) in the merger and an indirect, wholly-owned subsidiary of Knauf.
The events in this Current Report on Form 8-K took place in connection with the merger.

Item 1.02	Termination of a Material Definitive Agreement.
As previously reported, USG entered into that certain Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017, among USG, CGC Inc., a New Brunswick corporation and wholly-owned indirect subsidiary of USG, as the “Canadian Borrower” thereunder, JPMorgan Chase Bank, N.A., as the Administrative Agent thereunder, and the lenders party thereto (the “Existing Revolving Loan Agreement” and the loan facility thereunder being the “Existing Revolving Facility”).
In connection with the closing of the merger, on April 24, 2019, USG terminated (i) the Existing Revolving Facility, (ii) the subsidiary guarantees entered into in connection therewith and (iii) the liens and security interests granted thereunder, in each case, other than the letters of credit issued and outstanding under the Existing Revolving Loan Agreement, which will remain outstanding and were cash collateralized prior to the closing of the merger. As of the closing of the merger, there were no revolving loans outstanding under the Existing Revolving Loan Agreement, and $11,323,425 of undrawn letters of credit outstanding under the Existing Revolving Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note and under Item 5.01 of this Current Report is incorporated herein by reference.
Pursuant to the terms of the merger agreement, at the effective time of the merger (the “effective time”), each share of USG common stock, par value $0.10 per share (“USG common stock”), issued and outstanding immediately prior to the effective time (other than shares of USG common stock owned by Knauf and its subsidiaries, USG and its subsidiaries or excluded holders) automatically was converted into the right to receive the closing consideration of $43.50 in cash, without interest and subject to tax withholding as applicable (the “closing consideration”).
Relatedly, prior to the closing of the merger and as contemplated in the merger agreement, USG declared a conditional special cash dividend of $0.50 per share of USG common stock (the “conditional special dividend”) payable following certification of the results of the special meeting of stockholders held on September 26, 2018 for the purpose, among other things, of adopting the merger agreement and the transactions contemplated thereby (the “special meeting”), to holders of record of USG common stock as of the close of business on August 21, 2018. The conditional special dividend was conditioned on the merger agreement being adopted by the affirmative vote of the holders of at least 80 percent of the outstanding shares of USG common stock entitled to vote at the special meeting and was paid on October 2, 2018.
In addition, pursuant to the merger agreement, at the effective time:

•
each award of stock options in respect of USG common stock that was outstanding immediately prior to the effective time of the merger was canceled and converted into the right to receive, no later than 15 calendar days after the closing of the merger, a cash payment equal to the product of (i) the number of shares of USG common stock subject to such stock option as of the effective time of the merger, multiplied by (ii) the excess, if any, of the closing consideration over the exercise price for such stock option;

•
each award of restricted stock units (“RSU Award”) in respect of USG common stock that was outstanding immediately prior to the effective time of the merger became fully vested and was converted into the right to receive, no later than 15 calendar days after the closing of the merger (or, to the extent Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), applies, at the earliest time permitted under the terms of the award in accordance with Section 409A), a cash payment equal to the product of (i) the number of shares of USG common stock subject to such RSU Award as of the effective time of the merger, multiplied by (ii) the closing consideration;

•
each award of market share units (“MSU Award”) and award of performance shares (“Performance Share Award”) in respect of USG common stock that was outstanding immediately prior to the effective time of the merger became fully vested and was converted into the right to receive, no later than 15 calendar days after the closing of the merger

(or, to the extent Section 409A applies, at the earliest time permitted under the terms of the award in accordance with Section 409A), a cash payment equal to the product of (i) (a) in the case of a MSU Award, the number of shares of USG common stock earned under such MSU Award, determined as of the effective time of the merger by substituting the closing consideration for the market value per share, or (b) in the case of a Performance Share Award, the number of shares of USG common stock earned under such Performance Share Award, determined by substituting the closing consideration for the ending stock price in determining the achievement of the performance goal measured as of the effective time of the merger, multiplied by (ii) the closing consideration; and

•
each award of deferred stock units (“DSU Award”) held in notional accounts by non-employee directors of USG who were replaced as of the effective time of the merger was converted into the right to receive a cash payment equal to the product of (i) the number of shares of USG common stock deemed to be held in the notional account immediately before the effective time of the merger, multiplied by (ii) the closing consideration.

Also, upon the closing of the merger, Dividend Make-Whole Amounts granted in the form of a cash payment to each holder of stock options, MSU Awards, and Performance Share Awards (collectively, the “Incentive Equity Awards”) that were outstanding as of June 10, 2018 were earned. Such cash payments, which shall be made no later than 15 calendar days after the closing of the merger, were earned in an amount equal to the product of (i) the conditional special dividend, multiplied by (ii) the number of shares of common stock that either (a) were or became vested and paid out on such Incentive Equity Awards in connection with the closing of the merger and did not otherwise participate in the conditional special dividend, or (b) subject to the applicability of due bill trading, were or became vested and became payable following August 21, 2018, the record date of the special meeting, but prior to the closing date of the merger, in each case as determined by USG and subject to the holder of the underlying Incentive Equity Award remaining continuously employed by USG and its subsidiaries until immediately prior to the closing of the merger. However, if any holder of outstanding Incentive Equity Awards terminated employment with USG or any of its subsidiaries prior to the closing of the merger, and any such Incentive Equity Awards remained outstanding following such termination in accordance with their terms, then such holder also received a Dividend Make-Whole Amount with respect to such outstanding Incentive Equity Awards.
The foregoing description of the merger agreement and the merger does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which was filed as Exhibit 2.1 to the USG Current Report on Form 8-K, filed on June 11, 2018 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The merger constitutes a “Change of Control” as defined under Section 3 of USG’s 5.50% Senior Notes due 2025 (the “2025 Notes”) and USG’s 4.875% Senior Notes due 2027 (the “2027 Notes”, and together with the 2025 Notes, the “Notes”). The Notes are governed by the Indenture, dated November 1, 2006 (as supplemented, the “indenture”), as supplemented by the Supplemental Indenture No. 6, dated February 24, 2015, by and among USG, each of United States Gypsum Company, USG Foreign Investments, Ltd. and USG Interiors, LLC, and U.S. Bank National Association, as successor trustee (the “trustee”) (as to the 2025 Notes) and the Supplemental Indenture No. 7, dated May 15, 2017, by and among USG, each of United States Gypsum Company, USG Foreign Investments, Ltd. and USG Interiors, LLC and the trustee (as to the 2027 Notes). As a result, in connection with the closing of the merger, USG is required to make an offer to repurchase any and all (in integral multiples of $1,000) of the approximately $350 million outstanding 2025 Notes and approximately $500 million outstanding 2027 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Pursuant to the indenture, USG intends to deliver notice to each holder of the Notes within 30 days of the closing of the merger, which notice will include an offer by USG to repurchase the Notes in accordance with the terms provided in the indenture.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 24, 2019, in connection with the closing of the merger, USG notified the New York Stock Exchange (the “NYSE”) that the merger had been completed and requested that the NYSE (i) prior to market open, suspend trading in USG common stock, (ii) withdraw USG common stock and preferred stock purchase rights from listing on the NYSE and the Chicago Stock Exchange, and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to delist and deregister USG common stock and preferred stock purchase rights under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). On April 24, 2019, the NYSE informed USG that it had filed the Form 25s with respect to the USG common stock and preferred stock purchase rights with the SEC.
USG intends to file a Form 15 with the SEC with respect to USG common stock and preferred stock purchase rights related to the termination of registration and suspension of reporting obligations under the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.
The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
As a result of the closing of the merger, a change in control of USG occurred, and USG became an indirect, wholly-owned subsidiary of Knauf. The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Knauf financed the closing consideration and closing payments with respect to Incentive Equity Awards, RSU Awards and DSU Awards - totaling approximately $5.6 billion - and related fees and expenses in connection with the transactions contemplated by the merger agreement with proceeds from external credit facilities entered into with syndicates of banks, arranged by UniCredit Bank AG and Commerzbank Aktiengesellschaft, specifically a EUR 2,250,000,000 term credit facility available under its EUR 2,750,000,000 revolving and term loan agreement entered into by Knauf as borrower and a $800,000,000 term loan facility available under its $1,685,500,000 term and stand-by loan facility entered into by Merger Sub, together with certain of Knauf’s and its subsidiaries own funds and other available capital sources.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Upon the closing of the merger and pursuant to the terms of the merger agreement, each of Jose Armario, Thomas A. Burke, Matthew Carter, Jr., Gretchen R. Haggerty, William H. Hernandez, Brian A. Kenney, Richard P. Lavin, Steven F. Leer and Jennifer F. Scanlon ceased to be directors of USG.
Additionally, upon the closing of the merger and pursuant to the terms of the merger agreement, (i) Jörg Schanow, who was the sole director of Merger Sub immediately prior to the closing of the merger, became the sole director of USG, as the surviving corporation, and (ii) the officers of USG immediately prior to the closing of the merger became the initial officers of USG, as the surviving corporation. Immediately following and in connection with the closing of the merger, each of (a) Jennifer F. Scanlon, President and Chief Executive Officer, (b) Matthew F. Hilzinger, Executive Vice President, Chief Financial Officer and Treasurer, (c) Brian J. Cook, Executive Vice President and Chief Administrative Officer, (d) Dominic A. Dannessa, Executive Vice President and Chief Customer and Innovation Officer, (e) Gregory D. Salah, Senior Vice President, USG Corporation and President, Gypsum, (f) Michelle M. Warner, Senior Vice President, General Counsel and Corporate Secretary, and (g) Jeanette A. Press, Vice President and Controller, ceased acting in their roles at USG described above.
Subsequently, on April 24, 2019, (i) Jörg Schanow resigned as director of USG and the following individuals were elected to the board of directors of USG (the “New USG Board of Directors”): Alexander Knauf, Martin Stürmer, Dr. Enno Henze, and Christopher R. Griffin, and (ii) the New USG Board of Directors appointed Christopher R. Griffin as President, Chief Executive Officer, Chief Financial Officer and Treasurer of USG.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.
In accordance with the merger agreement, upon the closing of the merger, the certificate of incorporation and bylaws of USG as in effect immediately prior to the closing of the merger were amended and restated in accordance with the terms of the merger agreement and became the amended and restated certificate of incorporation and amended and restated bylaws of USG, as the surviving corporation. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of USG, as the surviving corporation, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.
On April 24, 2019, Knauf and USG issued a joint press release announcing the closing of the merger. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of June 10, 2018, by and among Gebr. Knauf KG, World Cup Acquisition Corporation, and USG Corporation (filed as Exhibit 2.1 to the USG Corporation Current Report on Form 8-K on June 11, 2018 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of USG Corporation, effective as of the closing of the merger.
3.2	Amended and Restated Bylaws of USG Corporation, effective as of the closing of the merger.
99.1	Joint Press Release of Gebr. Knauf KG and USG Corporation, dated April 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: April 24, 2019	By:	/s/ Mary A. Martin
	Name:	Mary A. Martin
	Title:	Senior Vice President, General Counsel and Secretary